As Filed With The Securities And Exchange Commission On February 27, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMERCE BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Missouri
(State or Other Jurisdiction of Incorporation or Organization)
43-0889454
(I.R.S. Employer Identification No.)
1000 Walnut
Kansas City, Missouri 64106
(816) 234-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

A. Bayard Clark
Executive Vice President and
Chief Financial Officer
1000 Walnut
Kansas City, Missouri 64106
(816) 234-2000
(Name And Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For
Service Of Process)

Copies To:

J. Daniel Stinnett, Esq.	Dennis P. Wilbert, Esq.
Commerce Bancshares, Inc.	Jeffrey T. Haughey, Esq.
1000 Walnut	Husch Blackwell Sanders LLP
Kansas City, Missouri 64106	4801 Main Street, Suite 1000
(816) 234-2000	Kansas City, Missouri 64112
(816) 983-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
			Offering Price		Aggregate Offering
Title of each class of securities to be registered	Amount be Registered		Per Share		Price		Amount of Registration Fee
Common Stock, $5.00 Par Value Per Share	(1	)(2)	(1	)(2)	(1	)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II.E. Also see footnote (3) below.

(2)	An indeterminate aggregate initial offering price or number of shares of common stock is being registered as may be issued at indeterminate prices from time to time.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the entire registration fee.

PROSPECTUS
COMMERCE BANCSHARES, INC.

COMMON STOCK

          We may offer and sell, from time to time, in one or more offerings, shares of our common stock. The specific terms of the common stock with respect to which this prospectus is being delivered will be set forth in one or more supplements to this prospectus.
          You should read this prospectus and any prospectus supplement carefully before you purchase any shares of our common stock. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement.
          We may sell the common stock directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the common stock, they will be named and their compensation will be described in one or more prospectus supplements. The net proceeds we expect to receive from such sales will be set forth in the respective prospectus supplements.
          These shares of common stock will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.
          Our common stock is traded on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “CBSH.” On February 25, 2009, the last reported sale price of our common stock on NASDAQ was $34.88 per share.
          Our headquarters are located at 1000 Walnut, Kansas City, Missouri 64106, and our telephone number is (816) 234-2000. Our website address is: www.commercebank.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information should not be considered part of this prospectus.
          Investing in our common stock involves risks. You should carefully consider the “Risk Factors” beginning on page 1 of this prospectus before you make an investment in our common stock.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2009.

          In this prospectus, “we,” “us,” “our,” “Commerce,” and the “Company” refer to Commerce Bancshares, Inc. and its subsidiaries, unless specified otherwise.

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ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, the common stock described in this prospectus. This prospectus provides you with a general description of the common stock we may offer. Offerings of our common stock will be made pursuant to a prospectus supplement, which will contain specific information about the terms of that offering and may also add to, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment in our common stock. See “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC” for more information.
          You should rely only on the information contained in, or incorporated by reference into, this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our common stock occurs.
RISK FACTORS
          Investing in our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.
          We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website referenced above. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.
INCORPORATION OF INFORMATION FILED WITH THE SEC
          The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. Any statement contained or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any document filed subsequently that also is incorporated by reference herein, modifies or supersedes that earlier statement. Any statement so modified or superseded is not deemed to constitute a part of this prospectus, except as so modified or superseded.
          The following documents have been filed by Commerce (File No. 0-2989) with the SEC and are incorporated by reference into this prospectus (excluding any portions of those documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (which we filed with the SEC on February 26, 2009);

•	Form 8-K which we filed with the SEC on February 9, 2009; and

•	The description of our common stock contained in our Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating that description.
          All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.
          We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to Commerce Bancshares, Inc., 1000 Walnut, P.O. Box 13686, Kansas City, MO 64106, Attention: Corporate Finance; telephone number: (816) 234-2000.
FORWARD-LOOKING INFORMATION
          This prospectus, any prospectus supplement, and the documents incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.
          Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, and in documents incorporated by reference. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.
          Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. Actual results may vary materially and adversely from those anticipated in the forward-looking statements. Some of the factors that could cause actual results to differ include:
•	projected business increases following process changes and other investments are lower than expected;

•	competitive pressure among financial services companies increases significantly;

•	general economic conditions are less favorable than expected;

•	political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s business and economic condition as a whole;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	changes in foreign exchange rates increase exposure;

•	changes in market rates and prices may adversely impact the value of financial products;

•	legislation or regulatory environments, requirements or changes may adversely affect businesses in which the company is engaged; and

•	litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses.
          Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Risk Factors section of the reports we filed with the SEC and which are incorporated by reference herein. See “Incorporation of Information Filed with the SEC.” In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.
USE OF PROCEEDS
          Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes. The prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds.
DESCRIPTION OF CAPITAL STOCK
          Our authorized capital stock consists of 100,000,000 shares of common stock, $5.00 par value, and 2,000,000 shares of preferred stock, $1.00 par value.
          The following is a summary of the material rights of our stock and related provisions of our articles of incorporation, bylaws and the provisions of applicable law. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part.
Common Stock
          As of December 31, 2008, 75,882,308 shares of common stock were issued and outstanding.
          As of December 31, 2008, the Company had outstanding common stock options and stock appreciation rights totaling 2,395,351 and 1,600,228, respectively.
          Voting Rights
          The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
          Dividends
          The holders of our common stock are entitled to such dividends as our Board of Directors may declare from time to time from legally available funds, subject to limitations under Missouri law and the preferential rights of the holders of any outstanding shares of preferred stock.
          Liquidation
          Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in all assets remaining after payment to creditors and subject to prior distribution rights granted to the holders of any outstanding shares of preferred stock.
          No Preemptive or Similar Rights
          Our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.
          Fully Paid and Non-assessable
          All of the outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
          We are authorized to issue 2,000,000 shares of preferred stock, $1.00 par value, the terms and preferences of which may be set by the board of directors. As of December 31, 2008, no shares of preferred stock were issued and outstanding.

Anti-Takeover Effects of Provisions of Missouri Law and Our Articles of Incorporation and Bylaws
          Special Meetings of Shareholders
          Under the Missouri General Business Corporation Law (“MGBCL”), a special meeting of shareholders may be called by the board of directors or by such other person or persons as may be authorized by the articles of incorporation or the bylaws. Our bylaws provide that special meetings of Commerce shareholders may be called only by the Chairman of the Commerce Board of Directors (or any Vice-Chairman or President in the Chairman’s absence) or by a majority of the Commerce Board of Directors.
          Shareholders’ Vote for Mergers
          Under the MGBCL, a Missouri corporation must obtain the affirmative vote of the holders of 2/3 of the outstanding shares of the corporation entitled to vote thereon to approve a merger or consolidation.
          The MGBCL permits classification of a Missouri corporation’s board of directors with as equal of number in each class as possible if the corporation’s articles of incorporation or bylaws so provide. Our articles of incorporation and bylaws provide for a staggered board of directors comprised of three classes as equal in size as possible. The MGBCL permits a corporation to elect each director to a term of between one (1) and three (3) years. Our articles of incorporation and bylaws provide that directors are elected to a three (3) year term.
          Removal of Directors; Vacancies
          MGBCL provides that, unless the articles of incorporation or bylaws provide otherwise, one or more directors of a corporation may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The MGBCL also provides that any director may be removed for cause by action of a majority of the entire board of directors if the director, at the time of removal, fails to meet the qualifications stated in the articles of incorporation or bylaws for election as a director or is in breach of any agreement between such director and the corporation relating to such director’s services as a director or employee of the corporation. Our articles of incorporation provide that the entire Commerce Board of Directors may be removed only by a vote of 80% of the holders of the shares then entitled to vote generally in the election of directors, voting together as one class.
          The MGBCL provides that, unless otherwise provided in the corporation’s certificate or articles of incorporation or bylaws, the board of directors can fill vacancies by a majority vote until the next election of directors by shareholders at a regular or special meeting. Our bylaws provide that any vacancy or newly created directorship shall be filled by a vote of the majority of the Commerce Board of Directors.
          No Cumulative Voting
          Our bylaws provide there shall be no cumulative voting for our directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our common stock to elect any directors to our Board.
          Limitations on Liability of Directors; Indemnification
          Under the MGBCL, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding (including, any suit by or in the name of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him in connection with such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The foregoing notwithstanding, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors or officers, and its employees or agent, to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. These indemnification rights are not exclusive of any other rights to which the person seeking indemnification is entitled and do not limit a corporation’s right to provide further indemnification.
          Our bylaws provide rights of indemnification generally as set forth in the MGBCL as described above, except that the right of indemnification is limited to directors and officers.

          Amendments to our Articles of Incorporation
          Under the MGBCL, a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote thereon. Our articles of incorporation provide that provisions of our articles of incorporation dealing with the number, term, and removal of directors, and certain business combinations may not be repealed or amended without the affirmative vote of holders of at least 75% of the outstanding shares of voting stock. The Commerce shareholders may otherwise amend, alter, change or repeal any provision of our articles of incorporation as provided by the MGBCL.
          Amendments to our Bylaws
          Under the MGBCL, a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote thereon. Our articles of incorporation provide that provisions of our articles of incorporation dealing with the number, term, and removal of directors, and certain business combinations may not be repealed or amended without the affirmative vote of holders of at least 75% of the outstanding shares of voting stock. The Commerce shareholders may otherwise amend, alter, change or repeal any provision of our articles of incorporation as provided by the MGBCL.
          Under the MGBCL, the bylaws of a corporation may be made, altered, amended or repealed by the shareholders, unless and to the extent that such power is vested in the board of directors by the articles of incorporation. Our articles of incorporation and bylaws authorize the Commerce Board of Directors to make, alter, amend or repeal our bylaws, subject to the rights of shareholders at any regular or special meeting to alter or repeal bylaws made by the Commerce Board of Directors.
          Our bylaws provide that any shareholder who intends to bring a matter before the annual meeting of shareholders must deliver written notice of such shareholder’s intent to the Secretary of Commerce. Such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of such meeting. Such written notice must set forth (i) a brief description of the business to be brought before the meeting and the reasons for it, (ii) the name and address of the shareholder, (iii) the class or series and number of shares of capital stock of Commerce which are beneficially owned by the shareholder, (iv) any arrangement between such shareholder and any other person in connection with the proposal and any material interest of the shareholder in the proposed business described in the notice, and (v) a representation that such shareholder will appear in person or by proxy at the annual meeting. Such written notice with respect to nominations for the election of directors shall set forth (i) the name, age, business address and residential address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of Commerce which are beneficially owned by the nominee, and (iv) any other information about the nominee that is required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved as if he or she were a nominee of the corporation for election as one of its directors.
          Anti-takeover Statutes
          The MGBCL has a statute known as a “business combination statute.” This statute restricts certain “business combinations” between a corporation and an “interested shareholder.” For this purpose, a “business combination” means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested shareholder. Under the MGBCL, an “interested shareholder” means any person who owns or controls twenty percent (20%) or more of the outstanding shares of the corporation’s voting stock.
          Under the MGBCL, a corporation may not engage in a business combination with an interested shareholder for a period of five (5) years following the time that the shareholder became an “interested shareholder” other than in certain circumstances such as:
•	a business combination approved by the corporation’s board of directors prior to the date on which the interested shareholder became an interested shareholder;

•	a business combination approved by the holders of a majority of the outstanding voting stock not owned by the interested shareholder at a meeting called no earlier than 5 years after the date on which the interested shareholder became an interested shareholder; or

•	a business combination that satisfies certain fairness and procedural requirements.
Listing
          Our common stock is traded on the NASDAQ Global Select Market under the symbol “CBSH.”

Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is Computershare Trust Company.
PLAN OF DISTRIBUTION
          We may sell the common stock offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the common stock to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.
          We may distribute our common stock from time to time in one or more transactions at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the common stock upon the terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of common stock, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
          Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
          To facilitate the offering of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
          The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.
          In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of the shares of common stock offered hereby.
          Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on NASDAQ, subject to official notice of issuance.
LEGAL MATTERS
          Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock of Commerce covered by this prospectus will be passed upon for us by J. Daniel Stinnett, Esquire, Vice President, Secretary and General Counsel of Commerce. Mr. Stinnett is an employee of Commerce and owns directly, and indirectly through certain Commerce employee benefit plans, shares of common stock of Commerce. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements of Commerce Bancshares, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Commerce Bancshares, Inc.
Common Stock

PROSPECTUS

February 27, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth the estimated costs and expenses, payable by us in connection with the distribution of the securities being registered.

SEC Registration Fees	$7,860
Printing and engraving fees	3,000
Accountant fees and expenses	125,000
Legal fees and expenses	200,000	#
Miscellaneous expenses	14,140

Total	$350,000

#	Includes the Manager’s legal fees paid by the Company under the equity distribution agreement.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 351.355.1 of the MGBCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
          Section 351.355.2 of the MGBCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          Section 351.355.8 of the MGBCL provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.
          Section 351.355.7 of the MGBCL also permits any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable bylaw, agreement, vote of shareholders or otherwise.
          There is also in effect a bylaw provision entitling officers and directors to be indemnified by Commerce from and against any and all of the expenses, liabilities or other matters covered by said provision.
ITEM 16. EXHIBITS
          The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference herein.
ITEM 17. UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               Provided, however, that:
(A)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, Commerce Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on February 27, 2009.

COMMERCE BANCSHARES, INC.
By:	/s/ J. Daniel Stinnett
J. Daniel Stinnett
Vice President and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 2009.

Signature	Title

*	Chairman of the Board, President and Chief
David W. Kemper	Executive Officer (Principal Executive Officer)

/s/ A. Bayard Clark, III A. Bayard Clark, III	Chief Financial Officer (Principal Financial Officer)

/s/ Jeffery D. Aberdeen Jeffery D. Aberdeen	Controller (Principal Accounting Officer)

*	Director
John R. Capps

Director
W. Thomas Grant, II

*	Director
James B. Hebenstreit

*	Director
Jonathan M. Kemper

*	Director
Thomas A. McDonnell

*	Director
Terry O. Meek

*	Director
Benjamin F. Rassieur, III

Director
Dan C. Simons

*	Director
Andrew C. Taylor

Signature	Title

*	Director
Kimberly G. Walker

*	Director
Robert H. West

By:	/s/ J. Daniel Stinnett
J. Daniel Stinnett
Attorney-in-Fact

as attorney-in-fact for the above officers and directors
marked by an asterisk

EXHIBIT INDEX

Exhibit
Number.	Description

Exhibit 1(1)	Form of Underwriting Agreement.

Exhibit 4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q dated August 10, 1999).

Exhibit 4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(ii) to the Current Report on Form 8-K dated October 29, 2007).

Exhibit 5.1*	Opinion of J. Daniel Stinnett, Vice President, Secretary and General Counsel.

Exhibit 23.1*	Consent of KPMG LLP.

Exhibit 23.2*	Consent of J. Daniel Stinnett, Vice President, Secretary and General Counsel, is included in Exhibit 5.1.

Exhibit 24.1*	Power of Attorney.

(1)	To be filed by amendment, or incorporated by reference, as applicable in connection with a particular offering.

*	Filed herewith.